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                                                                      Exhibit 23








                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20479) pertaining to the Alco Standard Corporation Stock Participation Plan (the "Plan") and in the related Prospectus of our report dated May 19, 1995, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                  /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
June 28, 1995